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                                  EXHIBIT 23.2






The Board of Directors
Peoples First Corporation:

       We consent to the use of our reports herein and to the reference to our firm under the heading "Experts" in the prospectus contained in the Registration Statement on Form S-4 filed by Peoples First Corporation.


                                   WHELAN, DOERR, PIKE & PAWLEY, PSC


Elizabethtown, Kentucky
January 24, 1994